UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2008

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 28, 2008, Saia, Inc. (NASDAQ: SAIA) entered into a Second Restated Agented Revolving Credit Agreement (the "Restated Credit Agreement") among Saia, Inc. and Bank of Oklahoma, N.A., U.S. Bank National Association, JPMorgan Chase Bank, N.A., LaSalle Bank National Association and SunTrust Bank (collectively, the "Banks") and Bank of Oklahoma, N.A., as agent for the Banks. The Credit Agreement, Guarantee Agreements, Promissory Notes and Certificate of the Secretary and Officer are attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01 and Item 2.03. The following is a brief description of the major changes between the previous credit agreement and the Restated Credit Agreement and is qualified in its entirety by reference to the Restated Credit Agreement as attached hereto:

• Increases the size of the available credit from $110 million under the previous credit agreement to $160 million under the Restated Credit Agreement;

• Adjusts the performance-based interest rate schedule such that the Company expects to achieve more favorable borrowing costs under the Restated Credit Agreement than under the previous credit agreement;

• Extends the maturity under the previous credit agreement from January 31, 2008 to January 28, 2013 under the Restated Credit Agreement;

• The financial covenants are revised in the Restated Credit Agreement to be a fixed charge coverage ratio, leverage ratio and adjusted leverage ratio removing the minimum net worth test;

• Acceleration of all obligations drawn under the Restated Credit Agreement may occur upon events of default which include default in payment of principal or interest when due under this or any other obligation for borrowed funds or if Saia fails to perform or observe any term, covenant, agreement or condition that is not remedied within 30 days.

Item 9.01 Financial Statements and Exhibits.

10.1 Restated Agented Revolving Credit Agreement dated as of January 28, 2008, among Saia, Inc. and Bank of Oklahoma, N.A., U.S. Bank National Association, JPMorgan Chase Bank, N.A., LaSalle Bank National Association and SunTrust Bank (collectively, the "Banks") and Bank of Oklahoma, N.A., as agent for the Banks and related, Guarantee Agreements, Promissory Notes and Certificate of the Secretary and Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

February 1, 2008	By:	James A. Darby

Name: James A. Darby
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Restated Agented Revolving Credit Agreement dated as of January 28, 2008, among Saia, Inc. and Bank of Oklahoma, N.A., U.S. Bank National Association, JPMorgan Chase Bank, N.A., LaSalle Bank National Association and SunTrust Bank (collectively, the “Banks”) and Bank of Oklahoma, N.A., as agent for the Banks and related, Guarantee Agreements, Promissory Notes and Certificate of the Secretary and Officer.